Exhibit 5
                     [LETTERHEAD OF CAHILL GORDON & REINDEL]




                                  May 28, 1998




                                                                  (212) 701-3000

First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") filed today by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,112,644 shares of common stock of the Company, par value $.01 per share (the "Common Stock").

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company (the "Board") with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that the Shares, having been issued as described in the Registration Statement, consistent with those certain authorizing resolutions set forth in the minutes of meetings of the Board held on December 3, 1996 and December 4, 1997, the minutes of a meeting of a Special Committee of the Board held on April 23, 1998 and the Company having received the consideration provided for in such Special Committee minutes, such shares of Common Stock are duly authorized by the Amended and Restated Articles of Incorporation of the Company, legally issued, fully paid and non-assessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire, Woods, Battle & Boothe LLP, a copy of which is attached hereto.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ CAHILL GORDON & REINDEL
                                         Cahill Gordon & Reindel

                         [LETTERHEAD OF McGUIRE, WOODS,
                              BATTLE & BOOTHE LLP]


                                  May 28, 1998


First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois  60606


Ladies and Gentlemen:


     This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") filed today by First Industrial Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,112,644 shares of common stock of the Company, par value $.01 per share (the "Shares").

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company (the "Board") with respect to the filing of the Registration Statement, and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, and subject to the limitations and qualifications set forth herein, it is our opinion that the Shares, having been issued as described in the Registration Statement, consistent with those certain authorizing resolutions set forth in the minutes of meetings of the Board held on December 3, 1996 and December 4, 1997, the minutes of a meeting of a Special Committee of the Board held on April 23, 1998, and the Company having received the consideration provided for in such Special Committee minutes, are duly authorized by the Charter of the Company, legally issued, fully paid and non-assessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Maryland.

     This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ MCGUIRE, WOODS, BATTLE & BOOTHE LLP